Exhibit 10.38

This is a translation of the original Chinese text.

Cooperation Framework Agreement

The cooperation framework agreement (“the Agreement”) is concluded and signed on the date of Dec. 27th, 2013 in Chaoyang District, Beijing.

Party A: Kingsoft Corporation Limited

Address: Kingsoft Building, No.33 Xiaoying West Road, Haidian District, Beijing (100085)

Party B: Kingsoft Internet Software Holdings Limited

Address: Floor 12, Fosun International Center, No. 237 Chaoyang North Road, Chaoyang District, Beijing

Through friendly consultations, Party A and Party B reach the Agreement as follows:

Section I Purpose

1.	The basis of the commercial cooperation strategic partnership between both Parties is to build mutual trust, convention and tacit understanding in cooperation. Improvement of efficiency and joint development are the objective and fundamental interests of the cooperation between both Parties.

2.	The basic principles of the Agreement are resources, win-win, reciprocity and mutual benefit, mutual promotion, joint development, confidentiality and protection of the cooperation market.

3.	The Parties shall give full play to their advantages, make their respective advantages complementary to each other, enhance competitiveness, and jointly develop the market; meanwhile, both Parties will deeply and comprehensively cooperate hereunder through themselves as well as their respective subsidiaries established inside and outside of the People’s Republic of China. In the Agreement, Party A’s “subsidiaries” refer to any other entity directly or indirectly controlled by Party A (excluding Party B and Party B’s subsidiaries). Party B’s “subsidiaries” refer to any other entity directly or indirectly controlled by Party B. “Control” refers to direct or indirect power to direct or procure the direction of the management and policies of a party, whether by holding shares with voting rights or by means of contract or otherwise, including: (x) holding, directly or indirectly, 50% or more than 50% of the shares of that party; (y) having, directly or indirectly, 50% or more than 50% of the voting rights of that party; (z) having, directly or indirectly, the right to appoint a majority of members of the board of directors or similar management organizations of the holding company of that party; or (zz) consolidating that party as a subsidiary company to its consolidated financial statement in accordance with relevant accounting standards.

4.	The Agreement is a framework agreement, which shall serve as a guidance document for the long-term cooperation between both Parties and their respective subsidiaries as well as the basis for both Parties and their respective subsidiaries to conclude and sign relevant supplementary agreements and other agreements. All terms of the Agreement will be applicable to the other contracts concluded and signed by and between Party A, Party B and their respective subsidiaries (hereinafter referred to as “individual contracts”).

Section II Scope of Cooperation

1.	Party A, Party B and their respective subsidiaries decide to establish a long-term partnership specific to joint research, joint development and exploration of operation models and cooperation models in the fields of internet and mobile internet etc. and thus expand cooperation. The cooperation content includes but not limited to the cooperation that one Party, through its website, software, PC terminal products or mobile terminal products, provides Mutually Provided Promotion Services to the website, software, PC terminal products or mobile terminal products of the other Party (including without limitation promotion methods of pre-installation, bundled promotion, united operation, publication of online advertising by utilizing various resources etc.) and the cooperation that one Party utilizes the resources such as various technologies, trademarks and software copyright to provide the other Party with Mutually Provided Authorization Services (including without limitation the authorization methods such as technology license authorization, trademark license authorization and software product usage license authorization etc.). Party A and its subsidiaries will also utilize the resources such as its own properties, assets, administrative capacity and technical capacity etc. to provide Party B and its subsidiaries with long-term Lease Services (including without limitation the service methods of property lease and assets lease etc.) and Comprehensive Services (including without limitation the service methods of administrative support services and technical support services etc.).

With respect to specific and detailed content of each cooperation, Party A and/or its subsidiaries will separately discuss with Party B and/or its subsidiaries and entered into individual contracts with respect to the relevant detailed content.

2.	Party A and Party B agree that, during the period up to Dec. 31st, 2016, the upper limits of the amount per year for each service stipulated in Section 2.1 are as follows:

Mutually Provided Promotion Services:

Year	2014	2015	2016
Payment by Party A to Party B	900	1200	1500
Payment by Party B to Party A	500	600	700

Mutually Provided Authorization Services:

	2014	2015	2016
Payment by Party A to Party B	1150	1850	2000
Payment by Party B to Party A	940	1205	1800

Lease Services:

Year	2014	2015	2016
Payment by Party B to Party A	350	600	950

Comprehensive Services:

Year	2014	2015	2016
Payment by Party B to Party A	900	1750	2700

Note:

I.	2014: from Jan. 1st, 2014 to Dec. 31st, 2014

II.	2015: from Jan. 1st, 2015 to Dec. 31st, 2015

III.	2016: from Jan. 1st, 2016 to Dec. 31st, 2016

IV.	Unit: RMB Ten Thousand Yuan

3.	Party A (and its subsidiaries) and Party B (and/or its subsidiaries) will conclude and sign individual contracts as required from time to time provide that the Cooperation Framework Agreement is satisfied. The terms of such individual contracts shall conform to arm-length commercial terms.

4.	Party A and Party B agree that, the execution of the Agreement will not affect their respective ability to independently choose transaction counterparties or to trade with third parties. Both Parties promise that they will provide and will procure their subsidiaries to provide services to the other Party in accordance with terms equivalent to or more favorable than those provided to third parties. Either Party is entitled to provide services to third parties, provided that the service provided to the other Parties is not affected.

5.	If either Party hereunder is unable to satisfy the demands of the other Party to the services, or if any independent third party provides more favorable conditions, the other Party is entitled to obtain the services from independent third parties.

6.	All transactions between Party A, Party B and their respective subsidiaries shall follow the following pricing principles: the industry pricing rules in fair market at the time of transaction, or cost price plus reasonable profit or by reference to the price or reasonable profit of independent third parties.

7.	The payment method between Party A, Party B and their respective subsidiaries shall be made by reference to the method utilized in the business of the same kind in market at the time of transaction.

Section III Confidentiality

1.	Trade Secrets: any technical information and operation information of either Party, whether in public or not, including without limitation product planning, marketing plans, incentive policies, customer data, financial information etc., as well as non-patented technologies, designs, procedures, technical data, production methods and information sources etc. shall all constitute trade secrets in such respect.

2.	Confidentiality: either Party shall assume confidentiality obligations with respect to any trade secret of the other Party known by it under the Agreement; unless otherwise stipulated by the laws and regulations or required by the stock exchanges where Party A, Party B or their respective subsidiaries are listed on, neither Party may disclose such trade secrets to any third party without written consent of the other Party. Either Party who violates this article shall compensate for all direct and indirect losses incurred by the other Party in full.

3.	After termination of the Agreement, both Parties shall still assume the confidentiality obligations hereunder.

Section IV Effectiveness, Termination of the Agreement and Miscellaneous

1.	The Agreement shall become effective after the following conditions are satisfied:

(1)	The Agreement is signed or stamped by the legal representatives or their respective authorized representatives of both Parties;

(2)	Party A has obtained approval of the board of directors and the shareholders’ meeting (if required) in accordance with the requirements of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited.

2.	Any dispute arising from the Agreement shall be settled through friendly consultations by both Parties. If no settlement can be reached through consultations, both Parties agree to submit the dispute to Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration. The arbitral award is legally binding upon both Parties. The execution, performance and interpretation of the Agreement shall be governed by the laws of the People’s Republic of China.

3.	The Agreement is executed in quadruplicate, with each Party holding 2 copies. The valid term of the Agreement shall be from Jan. 1st, 2014 to Dec. 31st, 2016. Upon expiry of the Agreement, it may be automatically extended or renewed for 3 years provided that it complies with relevant laws and regulations as well as the requirements of the stock exchanges where Party A, Party B or their respective subsidiaries s are listed on.

Party A: Kingsoft Corporation Limited	Party B: Kingsoft Internet Software Holdings Limited

Signature of the Authorized Representative:	Signature of the Authorized Representative:

/s/	/s/ Sheng FU